Exhibit 99.1

Cantaloupe, Inc. Reports Second Quarter Fiscal Year 2025 Financial Results

Second Quarter 2025 Revenue increased 12.8% Year-Over-Year, to $73.7 million, driven by 16% YoY growth in Subscription and Transaction revenue growth

Second Quarter 2025 U.S. GAAP Net Income Applicable to Common Shares of $5.0 million and Adjusted EBITDA[1] of $10.7 million

Reiterates Fiscal Year 2025 Guidance

MALVERN, Pa. -- February 6, 2025 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a global leading provider of end-to-end technology solutions for self-service commerce, today reported results for the second quarter ended December 31, 2024.

“In the second quarter, we saw increased adoption of new products and accelerated growth in subscription and transaction revenue,” said Ravi Venkatesan, chief executive officer, Cantaloupe. "I am pleased with our continued success increasing operating leverage through margin expansion.

Second Quarter 2025 Key Financial Results:

•Revenue of $73.7 million, an increase of 12.8% compared to second quarter of fiscal year 2024.
◦Transaction fees of $44.4 million, an increase of 17.2%.
◦Subscription fees of $20.7 million, an increase of 14.1%.
◦Equipment sales of $8.6 million, a decrease of 7.4%.
•Net income applicable to common shares of $5.0 million, or $0.07 diluted earnings per share, compared to net income applicable to common shares of $3.1 million, or $0.04 diluted earnings per share, in the prior year quarter.
•Total dollar volumes of transactions were $843.1 million, an increase of 15.5% compared to second quarter of fiscal year 2024.
•Transaction volume totaled 299.8 million, an increase of 4.6%, compared to 286.7 million for second quarter fiscal year 2024.
•Adjusted Gross Margin[1] of 41.7% compared with 37.2% in second quarter fiscal 2024.
◦Subscription fees Adjusted Gross Margin[1] increased to 89.7% compared to 89.0%.
◦Transaction fee gross margins increased to 25.6% compared to 21.1%
◦Equipment sales gross margins increased to 9.1% compared to 1.8%.
•Adjusted EBITDA[1] of $10.7 million compared to $8.5 million in second quarter of fiscal year 2024, an increase of 25.7%.
•Average revenue per unit[2] increased 11.2% to $202.20, compared to $181.91 for second quarter 2024.

Second Quarter 2025 Business Highlights:

•In October 2024, we launched our AdVantage program, which allows brands to engage with consumers through digital advertising on our point-of-sale (POS) touchscreen devices across the U.S. and Canada.
•In December 2024, we launched Smart Store. These are advanced, self-service retail solutions designed to address key issues such as labor shortages, theft and shrinkage, while maintaining a seamless consumer experience. Smart Stores work by unlocking after a customer presents payment at the POS. The customer then grabs the items, which are added to their cart, then completes the purchase by pressing Pay and walking away.
•In December 2024, we signed the San Jose Earthquakes to be the POS technology solution and Cantaloupe’s Suites premium management system for all games and events at the stadium.
•Active Customers totaled 32,909 at the end of the second quarter of 2025 compared to 30,027 at the end of the second quarter of 2024, an increase of 9.6%.
•Active Devices totaled 1.27 million at the end of the second quarter of 2025 compared to 1.23 million at the end of the second quarter of 2024, an increase of 3.5%.
•In January 2025, we amended our debt agreement and repaid the remaining 37.3 million on our previous facilities with a new term loan and increasing our total borrowing capacity to $100 million.

Fiscal Year 2025 Outlook:

For the full fiscal year 2025, the Company reiterates the following:

•Total Revenue to be between $308 million and $322 million.
•The combination of Subscription and Transaction revenue growth to be in the range of 15% - 20%.
•Total US GAAP net income applicable to common shares to be between $22 million and $32 million.
•Adjusted EBITDA[1] to be between $44 million and $52 million.
•Total Operating Cash Flow to be between $24 million and $32 million.

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations. Prior to the call, the Company will post an earnings supplement that will be discussed during the call and live webcast.

To join the live call in order to ask questions, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a global technology leader powering self-service commerce. With over a million active locations, processing more than a billion transactions every year, Cantaloupe is enabling businesses of all sizes to provide self-service experiences for consumers. The company's vertically integrated solutions fuel growth by offering micro-payments processing, enterprise cloud software, IoT technology, as well as kiosk and POS innovations. Cantaloupe’s end-to-end platform increases consumer engagement and sales revenue through digital payments, consumer promotions and loyalty programs, while providing business owners increased profitability by leveraging software to drive efficiencies across an entire operation. Cantaloupe’s solutions are used by a variety of consumer services in the United States, United Kingdom, Mexico, European Union countries, Australia, and Canada including vending machines, micro markets and smart retail, EV charging stations, laundromats, metered parking terminals, amusement and entertainment venues, IoT services and more. To learn more about Cantaloupe, Inc., visit cantaloupe.com or follow the company on LinkedIn, Twitter (X), Facebook, Instagram or YouTube.

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1 Adjusted Gross Margin and Adjusted EBITDA represent non-GAAP financial measures. See Discussion of Non-GAAP Financial Measures and the Reconciliations of Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA to the most comparable GAAP measures.

2We define average revenue per unit ("ARPU") as our total subscription and transaction fees for the trailing 12 months divided by average total active devices for the trailing 12 months.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” and variations of these terms and similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described below and in Part I, Item 1A, “Risk Factors” of our most recent Annual Report.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including inflation, elevated interest rates, supply chain disruptions, financial institution disruptions, geopolitical conflicts, public health emergencies and declines in consumer confidence and discretionary spending; our ability to compete with our competitors and increase market share; failure to comply with the financial covenants in our debt facilities;     our ability to maintain compliance with rules and regulations applicable to our business operations and industry; disruptions in other card payment processors, software and manufacturing partners upon whom we rely; whether our customers continue to utilize our transaction processing and related services, as our customer agreements are generally cancellable by the customer with thirty days’ notice; our ability to acquire and develop relevant technology offerings for current, new and potential customers and partners; risks and uncertainties associated with our expansion into and our operations in Europe, Mexico and other foreign markets, including general economic conditions, policy changes affecting international trade, political instability, inflation rates, recessions, sanctions, foreign currency exchange rates and controls, foreign investment and repatriation restrictions, legal and regulatory constraints, civil unrest, armed conflict, war and other economic and political factors; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; our ability to attract, develop and retain key personnel, or our loss of the services of our key executives; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to successfully integrate acquired companies into our current products and services structure; our ability to add new customers and retain key existing customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; risks associated with cyber-attacks and data breaches; and our ability to maintain effective internal controls and to timely file periodic and current reports with the Securities and Exchange Commission ("SEC").

Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.
Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures that are not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts. These items may include acquisition and integration related costs, severance expenses, litigation charges or settlements, and certain other unusual adjustments.

We use Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of these financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net cash provided in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income as determined in accordance with GAAP and are not a substitute for or a measure of our profitability or net earnings. Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are presented because we believe they are useful to investors as measures of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted Gross Profit as revenue less cost of sales, exclusive of depreciation of internally-developed software and amortization of intangible assets related to technologies obtained through acquisitions. We believe this non-GAAP measure is useful to view the resulting figures excluding the aforementioned non-cash charges because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and such amounts vary substantially from company to company depending on their financing and capital structures and the method by which their assets were acquired. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue.

We define Adjusted EBITDA as U.S. GAAP net income before (i) interest income, (ii) interest expense, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations such as integration and acquisition expenses and costs as a result of auditor transitions.

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	December 31, 2024 (Unaudited)	June 30, 2024
($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$27,679	$58,920
Accounts receivable, net	29,112	43,848
Finance receivables, net	5,988	6,391
Inventory	44,716	40,791
Prepaid expenses and other current assets	9,514	7,844
Total current assets	117,009	157,794

Non-current assets:
Finance receivables, net	7,700	10,036
Property and equipment, net	37,694	34,029
Operating lease right-of-use assets	7,939	7,986
Intangibles, net	25,016	24,626
Goodwill	102,292	94,903
Other assets	5,395	6,194
Total non-current assets	186,036	177,774

Total assets	$303,045	$335,568

Liabilities, convertible preferred stock, and shareholders’ equity
Current liabilities:
Accounts payable	$41,081	$78,895
Accrued expenses	20,918	24,008
Current obligations under long-term debt	1,458	1,266
Deferred revenue	1,356	1,726
Total current liabilities	64,813	105,895

Long-term liabilities:
Deferred income taxes	545	466
Long-term debt, less current portion	35,554	36,284
Other noncurrent liabilities	9,273	8,457
Total long-term liabilities	45,372	45,207

Total liabilities	110,185	151,102
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 and 385,782 issued and outstanding, with liquidation preferences of $23,011 and $22,722 at December 31, 2024 and June 30, 2024, respectively	2,720	2,720
Shareholders’ equity:
Common stock, no par value, 640,000,000 shares authorized, 73,034,575 and 72,935,497 shares issued and outstanding at December 31, 2024 and June 30, 2024, respectively	—	—
Additional paid-in capital	483,806	482,329
Accumulated deficit	(291,913)	(300,459)
Accumulated other comprehensive loss	(1,753)	(124)
Total shareholders’ equity	190,140	181,746

Total liabilities, convertible preferred stock, and shareholders’ equity	$303,045	$335,568

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
($ in thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Subscription and transaction fees	$65,086	$56,029	$128,877	$111,164
Equipment sales	8,636	9,330	15,681	16,878
Total revenues	73,722	65,359	144,558	128,042

Costs of sales (exclusive of certain depreciation and amortization):
Cost of subscription and transaction fees	35,152	31,885	70,896	63,613
Cost of equipment sales	7,850	9,158	14,091	15,785
Total costs of sales	43,002	41,043	84,987	79,398

Operating expenses:
Sales and marketing	5,385	4,367	10,833	8,509
Technology and product development	4,523	3,030	9,023	7,198
General and administrative	11,239	10,505	23,166	20,943
Integration and acquisition expenses	44	93	241	171
Depreciation and amortization	3,366	2,736	6,038	5,483
Total operating expenses	24,557	20,731	49,301	42,304

Operating income	6,163	3,585	10,270	6,340

Other income (expense):
Interest income	398	493	845	1,010
Interest expense	(993)	(1,002)	(1,984)	(2,109)
Other income (expense), net	(199)	129	(12)	52
Total other expense, net	(794)	(380)	(1,151)	(1,047)

Income before income taxes	5,369	3,205	9,119	5,293
Provision for income taxes	(395)	(81)	(573)	(162)

Net income	4,974	3,124	8,546	5,131
Preferred dividends	—	—	(289)	(289)
Net income applicable to common shares	$4,974	$3,124	$8,257	$4,842

Net earnings per common share
Basic	$0.07	$0.04	$0.11	$0.07
Diluted	$0.07	$0.04	$0.11	$0.07

Weighted average number of common shares outstanding used to compute net earnings per share applicable to common shares
Basic	73,114,387	72,743,162	73,091,622	72,730,563
Diluted	74,733,608	73,913,599	74,358,717	73,934,917

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
	December 31,
($ in thousands)	2024	2023
Cash flows from operating activities:
Net income	$8,546	$5,131
Adjustments to reconcile net income to net cash used in operating activities:
Stock-based compensation	1,830	3,043
Provision for expected losses	2,121	2,384
Depreciation and amortization	6,920	6,205
Non-cash lease expense	879	734
Other	997	433
Changes in operating assets and liabilities:
Accounts receivable	13,265	(12,278)
Finance receivables	2,264	1,886
Inventory	(4,845)	(2,941)
Prepaid expenses and other assets	(1,402)	(2,506)
Accounts payable and accrued expenses	(40,905)	(2,915)
Operating lease liabilities	(796)	(530)
Deferred revenue	(370)	122
Net cash used in operating activities	(11,496)	(1,232)

Cash flows from investing activities:
Capital expenditures	(8,081)	(5,912)
Acquisition of business, net of cash acquired	(9,761)	—
Net cash used in investing activities	(17,842)	(5,912)

Cash flows from financing activities:
Repayment of long-term debt	(573)	(384)
Proceeds from exercise of common stock options	—	74
Payment of employee taxes related to stock-based compensation	(353)	—
Net cash used in financing activities	(926)	(310)

Effect of currency exchange rate changes on cash and cash equivalents	(977)	5

Net decrease in cash and cash equivalents	(31,241)	(7,449)
Cash and cash equivalents at beginning of year	58,920	50,927
Cash and cash equivalents at end of period	$27,679	$43,478

Supplemental disclosures of cash flow information:
Interest paid in cash	$1,672	$1,931
Income taxes paid in cash	$778	$130

Cantaloupe, Inc.
U.S. GAAP Gross Profit (unaudited)

	Three Months Ended December 31,		Change	Percent Change
($ in thousands)	2024	2023	2024 v. 2023
Transaction fees	$44,392	$37,892	$6,500	17.2%
Cost of transaction fees	33,012	29,892	3,120	10.4%
Gross profit, transaction(1)	$11,380	$8,000	3,380	42.3%
Gross margin, transaction	25.6%	21.1%	4.5%

Subscription fees	$20,694	$18,137	2,557	14.1%
Cost of subscription fees	2,140	1,993	147	7.4%
Amortization(2)	2,248	1,673	575	34.4%
Gross profit, subscription fees	$16,306	$14,471	1,835	12.7%
Gross margin, subscription	78.8%	79.8%	(1.0)%

Equipment sales	$8,636	$9,330	(694)	(7.4)%
Cost of equipment sales	7,850	9,158	(1,308)	(14.3)%
Gross profit, equipment(1)	$786	$172	614	357.0%
Gross margin, equipment	9.1%	1.8%	7.3%

Total gross profit	$28,472	$22,643	5,829	25.7%
Total gross margin	38.6%	34.6%	4.0%
(1) The Company's internal-use software assets and developed technology assets are not associated with transaction fees and equipment revenue.
(2) Amortization of internal-use software assets and developed technology assets.

	Six Months Ended December 31,		Change	Percent Change
($ in thousands)	2024	2023	2024 v. 2023
Transaction fees	$87,995	$74,922	$13,073	17.4%
Cost of transaction fees(1)	66,315	59,809	6,506	10.9%
Gross profit, transaction	$21,680	$15,113	6,567	43.5%
Gross margin, transaction	24.6%	20.2%	4.4%

Subscription fees	$40,882	$36,242	4,640	12.8%
Cost of subscription fees	4,581	3,803	778	20.5%
Amortization(2)	3,995	3,616	379	10.5%
Gross profit, subscription	$32,306	$28,823	3,483	12.1%
Gross margin, subscription	79.0%	79.5%	(0.5)%

Equipment sales	$15,681	$16,878	(1,197)	(7.1)%
Cost of equipment sales	14,091	15,785	(1,694)	(10.7)%
Gross profit, equipment(1)	$1,590	$1,093	497	45.5%
Gross margin, equipment	10.1%	6.5%	3.7%

Total gross profit	$55,576	$45,028	10,547	23.4%
Total gross margin	38.4%	35.2%	3.2%
(1) The Company's internal-use software assets and developed technology assets are not associated with transaction fees and equipment revenue.
(2) Amortization of internal-use software assets and developed technology assets.

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Gross Profit to Adjusted Gross Profit (non-GAAP) (unaudited)

	Three Months Ended December 31,		Change	Percent Change
($ in thousands)	2024	2023	2024 v. 2023
Gross profit, transaction (GAAP)	$11,380	$8,000	$3,380	42.3%
Gross margin, transaction (GAAP)	25.6%	21.1%	4.5%

Gross profit, subscription (GAAP)	16,306	14,471	1,835	12.7%
Amortization (1)	2,248	1,673	575	34.4%
Adjusted Gross Profit, subscription (non-GAAP)	$18,554	$16,144	2,410	14.9%
Adjusted Gross Margin, subscription (non-GAAP)	89.7%	89.0%	0.7%

Gross profit, equipment (GAAP)	$786	$172	614	357.0%
Gross margin, equipment (GAAP)	9.1%	1.8%	7.3%

Total Adjusted Gross Profit (non-GAAP)	$30,720	$24,316	6,404	26.3%
Total Adjusted Gross Margin (non-GAAP)	41.7%	37.2%	4.5%
(1) Amortization of internal-use software assets and developed technology assets.

	Six Months Ended December 31,		Change	Percent Change
($ in thousands)	2024	2023	2024 v. 2023
Gross profit, transaction (GAAP)	$21,680	$15,113	6,567	43.5%
Gross margin, transaction (GAAP)	24.6%	20.2%	4.4%

Gross profit, subscription (GAAP)	32,306	28,823	3,483	12.1%
Amortization (1)	3,995	3,616	379	10.5%
Adjusted Gross Profit, subscription (non-GAAP)	$36,301	$32,439	3,862	11.9%
Adjusted Gross Margin, subscription (non-GAAP)	88.8%	89.5%	(0.7)%

Gross profit, equipment (GAAP)	$1,590	$1,093	497	45.5%
Gross margin, equipment (GAAP)	10.1%	6.5%	3.7%

Total Adjusted Gross Profit (non-GAAP)	$59,571	$48,645	10,926	22.5%
Total Adjusted Gross Margin (non-GAAP)	41.2%	38.0%	3.2%
(1) Amortization of internal-use software assets and developed technology assets.

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
($ in thousands)	2024	2023	2024	2023

Net income	$4,974	$3,124	8,546	$5,131
Less: interest income	(398)	(493)	(845)	(1,010)
Plus: interest expense	993	1,002	1,984	2,109
Plus: income tax provision	395	81	573	162
Plus: depreciation expense included in cost of sales for rentals	345	380	879	722
Plus: depreciation and amortization expense in operating expenses	3,366	2,736	6,038	5,483
EBITDA	9,675	6,830	17,175	12,597
Plus: stock-based compensation (a)	943	1,111	1,830	3,043
Plus: integration and acquisition expenses (b)	44	93	241	171
Plus: auditor transition costs (c)	6	—	369	—
Plus: remediation expenses (d)	—	453	—	497
Adjustments to EBITDA	993	1,657	2,440	3,711
Adjusted EBITDA	$10,668	$8,487	$19,615	$16,308
(a) We have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) We have excluded expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(c) Costs incurred as a result of former auditor consent procedures. See Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure of the Company's Annual Report.
(d) Consists of expenses incurred in connection with remediation of previously identified material weaknesses in our internal control over financial reporting which were remediated during fiscal year ended June 30, 2024. See Item 9A Section e - Remediation of Prior Material Weaknesses of the Company's Annual Report.